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                                                           EXHIBIT 3.1


                                                                    FILED
                                                             1993 MAR 23 PM 2:01

                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                           ARTICLES OF INCORPORATION

                                       OF

                           URSUS TELECOM CORPORATION

            The undersigned does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation pursuant to the provisions of the Florida Business Corporation Act.

            FIRST: The name of the corporation (hereinafter called the "Corporation") is Ursus Telecom Corporation.

            SECOND: The principal office of the Corporation has not been determined. The mailing address of the Corporation is c/o Stroock & Stroock & Lavan, 200 S. Biscayne Boulevard, 33rd Floor, Miami, Florida 33131.

            THIRD: The Corporation shall have authority to issue three classes of common shares, all such shares in each class to be of a par value of $50.00 each, as described below. All Class "A" shares, Class "B" shares and Class "C" shares shall have the same dividend, liquidation and voting rights, except as described below.

            1. Class "A" Common Shares: The aggregate number of shares designated as Class "A" shares which the Corporation shall have the authority to issue is 500. The holders of the issued and outstanding Class "A" shares shall have the exclusive right to elect all the directors of the Board of Directors if the total number of the directors of the Corporation is three or fewer. If the total number of directors of the Corporation is greater than three, then the Class "A" shares shall have the exclusive right to elect three of such directors. In addition, the Class "A" shares shall be voting shares, and the holders thereof shall be entitled to vote on all matters as may come before the shareholders of the Corporation, including, but not limited to, the election of any directors not designated by the holder of such Class "A" shares as set forth above.

            2. Class "B" Common Shares: The aggregate number of shares designated as Class "B" shares which the Corporation shall have the authority to issue is 15,500, all of which shall be voting shares, except that such Class "B" shares shall have no right to vote in the election of up to three directors the right to elect whom is the exclusive right of the holders of the Class "A" shares, all as provided in paragraph 1 above.
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            3. Class "C" Common Shares: The aggregate number of shares designated as Class "C" shares which the Corporation shall have the authority to issue is 4,000, all of which shall, for all purposes be non-voting shares.

            FOURTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

            FIFTH: The address of the initial registered agent of the Corporation in the State of Florida is 200 South Biscayne Boulevard, 33rd Floor, Miami, Florida 33131-2385, and the name of the initial registered agent of the Corporation at such address is Arnold D. Shevin, Esq.

            SIXTH: The name and address of the incorporator is Arnold D. Shevin, Esq., 200 South Biscayne Boulevard, 33rd Floor, Miami, Florida 33131-2385.

            SEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a


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person who has ceased to be in a capacity entitling such person to be indemnified, and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                    /s/ Arnold D. Shevin
                                    --------------------------------
Signed on March 19, 1993.           Arnold D. Shevin, Esq.
                                    Incorporator

                 Acceptance of Appointment by Registered Agent

            Pursuant to the provisions of the Florida Business Corporation Act, the undersigned does hereby accept his appointment as registered agent on whom process may be served within the State of Florida for the proposed domestic corporation named in the foregoing Articles of Incorporation.


                                    /s/ Arnold D. Shevin
                                    --------------------------------
                                    Arnold D. Shevin, Esq.

                                                                    FILED
                                                             1993 MAR 23 PM 2:01

                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA


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